Exhibit 99.5

WILLDAN GROUP, INC. AND LIME ENERGY CO. AND THEIR RESPECTIVE SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Willdan Group, Inc., together with its direct and indirect subsidiaries, is referred to herein collectively as “we,” “our,” “Willdan,” or the “Company.”

Acquisition of Lime Energy

On October 1, 2018, the Company, through two of its wholly-owned subsidiaries, entered into an agreement and plan of merger (the “Merger Agreement”), with Lime Energy Co. (“Lime Energy”) and Luna Stockholder Representative, LLC, as representative of the participating securityholders of Lime Energy, to acquire, subject to certain conditions, all of the outstanding shares of capital stock of Lime Energy through a merger. The aggregate purchase price of the acquisition of Lime Energy is $120.0 million, subject to customary holdbacks and adjustments, and will be paid in cash. The Company currently expects to close the acquisition of Lime Energy during the fourth quarter of 2018, subject to the satisfaction or waiver of customary closing conditions.

New Credit Facilities

The Company intends to fund a portion of the purchase price for Lime Energy by borrowing under its new Credit Agreement (as defined herein). On October 1, 2018, in connection with signing the Merger Agreement, the Company entered into a credit agreement (the “Credit Agreement”) with a syndicate of financial institutions as lenders, and BMO Harris Bank, N.A. (“BMO”), as administrative agent. The Credit Agreement provides for up to a $90.0 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) and a $30.0 million revolving credit facility (collectively, the “New Credit Facilities”), each maturing on October 1, 2023. The amount available for borrowing under the Delayed Draw Term Loan Facility will be reduced by the net proceeds from any equity offering completed by the Company prior to any borrowings under such facility but, in no event, will the amount available for borrowing be less than $70.0 million. The Company may borrow under the Delayed Draw Term Loan Facility until December 31, 2018, provided that it must satisfy certain conditions, including, but not limited to, that:

•                  no default has occurred under the Credit Agreement and is continuing or would occur as a result of the acquisition of Lime Energy and borrowings under the Credit Agreement;

•                  the acquisition of Lime Energy has been approved by the board of directors and the requisite percentage of stockholders of Lime Energy (both of which have already occurred), and all necessary legal and regulatory approvals with respect to the acquisition have been obtained;

•                  there is no injunction, temporary restraining order, or other legal action in effect that would prohibit the closing of the acquisition of Lime Energy or the closing and funding under the Credit Agreement;

•                  the acquisition of Lime Energy has been completed pursuant to the Merger Agreement without giving effect to any amendment, modification or waiver to the Merger Agreement that would materially and adversely affect the Company’s financial condition or our ability to perform our obligations under the Credit Agreement;

•                  Lime Energy and its subsidiaries (other than inactive subsidiaries) have been or concurrently with the making of the Delayed Draw Term Loan Facility will be added as subsidiary guarantors to the Credit Agreement;

•                  after giving effect to the acquisition of Lime Energy and borrowings under the Credit Agreement, the Company, on a consolidated basis, is solvent, able to pay debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage;

•                  since December 31, 2017, there has been no change in the condition (financial or otherwise) or business prospects of Lime Energy and its subsidiaries except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a material adverse effect; and

•                  the Company has certified that its adjusted EBITDA (as defined in the Credit Agreement) for the most recently ended twelve months is at least $32.8 million and that its consolidated total leverage ratio on the closing date of the acquisition of Lime Energy does not exceed 4.00 to 1.00, calculated based on such adjusted EBITDA, provided that calculations are made on a pro forma basis after giving effect to the acquisition of Lime Energy and borrowings under the Credit Agreement in connection therewith.

The New Credit Facilities bear interest at a rate equal to either, at the Company’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings and 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin is based upon the consolidated total leverage ratio of the Company. The Company will also pay a commitment fee for the unused portion of the revolving credit facility, which ranges from 0.20% to 0.40% per annum depending on the Company’s consolidated total leverage ratio, and fees on the face amount of any letters of credit outstanding under the revolving credit facility, which range from 0.94% to 4.00% per annum, in each case, depending on whether such letter of credit is a performance or financial letter of credit and the Company’s consolidated total leverage ratio. The Delayed Draw Term Loan Facility will amortize quarterly in an amount equal to 10% annually, with a final payment of all then remaining principal due on the maturity date on October 1, 2023.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of Lime Energy and is intended to provide information about how the proposed acquisition of Lime Energy and borrowings under the New Credit Facilities may affect the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the fiscal year ended December 29, 2017 are presented as if the proposed acquisition of Lime Energy and borrowings under the New Credit Facilities occurred on December 31, 2016. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the six months ended June 29, 2018 are presented as if the proposed acquisition of Lime Energy and borrowings under the New Credit Facilities occurred on December 30, 2017. The unaudited pro forma condensed combined balance sheet as of June 29, 2018 is presented as if the proposed acquisition of Lime Energy and borrowings under the New Credit Facilities had occurred on December 30, 2017. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions available that we believe are reasonable at the time of the filing of this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information presented herein should be read in conjunction with:

•                  the Company’s historical financial statements and related notes, as revised from those contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2017 to reflect changes in the Company’s segment reporting subsequent to the fiscal year ended December 29, 2017, and filed as Exhibit 99.8 in this Current Report on Form 8-K;

•                  the Company’s historical financial statements and related notes thereto contained in its Quarterly Reports on Form 10-Q for the three months ended March 30, 2018 and six months ended June 29, 2018, filed with the SEC on May 4, 2018 and August 3, 2018, respectively;

•                  Lime Energy’s historical financial statements and related notes thereto as of and for the fiscal years ended December 31, 2017, 2016 and 2015, attached to this Current Report on Form 8-K as Exhibits 99.3 and 99.4; and

•                  Lime Energy’s historical financial statements and related notes thereto as of and for the six months ended June 30, 2018 and 2017, attached to this Current Report on Form 8-K as Exhibit 99.2.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The unaudited pro forma condensed combined financial information are not necessarily indicative of what our financial position or results of operations would have been had we completed the proposed acquisition of Lime Energy and borrowings under the New Credit Facilities as of the dates indicated above. In addition, the unaudited pro forma condensed combined financial information do not purport to project the future financial position or operating results of the combined company.

Lime Energy’s assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing unaudited pro forma condensed combined financial information based on current estimates and currently available information, and are subject to revision based on final, independent determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired.  Differences between the estimates reflected in the unaudited pro forma condensed combined financial information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future consolidated financial condition or results of operations.

Further, the unaudited pro forma condensed combined statements of operations and comprehensive income do not reflect the realization of any expected cost savings and other synergies resulting from the proposed acquisition of Lime Energy as a result of any cost saving initiatives nor do they reflect any nonrecurring costs directly attributable to the acquisition of Lime Energy and borrowings under the New Credit Facilities. The accounting policies used in the presentation of the following unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2017.

WILLDAN GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Combined Statements of Operations

(Unaudited)

	Willdan	Lime
	Group, Inc.	Energy Co.
	Historical	Historical
	Six Months	Six Months			Willdan
	Ended	Ended			Group, Inc.
	June 29,	June 30,	Pro Forma		Pro Forma
	2018	2018	Adjustments		Combined
Contract revenue	$114,428,000	$73,303,000	$—		$187,731,000
Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	22,125,000	—	6,385,000	(a)	28,510,000
Subconsultant services and other direct costs	49,613,000	49,711,000	(250,000	)(b)	99,074,000
Total direct costs of contract revenue	71,738,000	49,711,000	6,135,000		127,584,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	20,750,000	—	7,689,000	(c)	28,439,000
Facilities and facilities related	2,595,000	—	756,000	(c)	3,351,000
Stock-based compensation	2,726,000	—	285,000	(c)	3,011,000
Depreciation and amortization	2,175,000	167,000	3,805,000	(d)	6,147,000
Other	8,265,000	20,386,000	(15,670,000	)(e)	12,981,000
Total general and administrative expenses (income)	36,511,000	20,553,000	(3,135,000)		53,929,000
Income (loss) from operations	6,179,000	3,039,000	(3,000,000)		6,218,000
Other income (expense):
Interest income	—	213,000	—		213,000
Interest (expense)	(53,000)	(1,363,000)	(2,418,000	)(f)	(3,834,000)
Other, net	19,000	(794,000)	794,000	(g)	19,000
Total other (expense)	(34,000)	(1,944,000)	(1,624,000)		(3,602,000)
Income (loss) before income taxes	6,145,000	1,095,000	(4,624,000)		2,616,000
Income tax expense (benefit)	627,000	3,000	(1,295,000	)(h)	(665,000)
Net income (loss)	$5,518,000	$1,092,000	$(3,329,000)		$3,281,000

Earnings per share:
Basic	$0.63				$0.37
Diluted	$0.60				$0.35

Weighted-average shares outstanding:
Basic	8,775,000				8,775,000
Diluted	9,247,000				9,247,000

(a)         Reflects reclassification from Subconsultant services and other direct costs and Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(b)         Reflects reclassification to Salaries and wages under Direct costs of contract revenue to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(c)   Reflects reclassification from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(d)         Reflects $3.0 million of amortization expenses attributable to intangible assets assumed to be acquired as part of the acquisition and reclassification of $0.8 million from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(e)          Reflects reclassification to Salaries and wages under Direct costs of contract revenue, Salaries and wages under General and administrative expenses, Facilities and facilities related expenses, Stock-based compensation and Depreciation and amortization to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(f)           Reflects expected interest expense after repayment of the outstanding debt of Lime Energy in connection with the acquisition and assumed borrowings of $25.0 million under the revolving credit facility and $90.0 million under the Delayed Draw Term Loan Facility to finance the acquisition. The interest expense for borrowings under the New Credit Facilities is based on an expected interest rate of 6.39%, which assumes LIBOR as of October 1, 2018 plus an applicable margin of 4.00% based on Willdan’s expected consolidated leverage ratio after the acquisition of Lime Energy. Borrowings under the New Credit Facilities will bear interest at a rate equal to either, at Willdan’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings or 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin will be based upon Willdan’s consolidated total leverage ratio. A change of 12.5 basis points in the interest rate would change interest expense for the period shown by $72,000.

(g)          Represents elimination of gain from change in derivative liability from related party due to extinguishment of convertible debt held by a substantial stockholder of Lime Energy in connection with the acquisition.

(h)         Represents the income tax impact of the pro forma adjustments based on the federal statutory rate of 28.0%.

WILLDAN GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Combined Statements of Operations

(Unaudited)

	Willdan	Lime
	Group, Inc.	Energy Co.
	Historical	Historical
	Fiscal Year	Fiscal Year			Willdan
	Ended	Ended			Group, Inc.
	December 29,	December 31,	Pro Forma		Pro Forma
	2017	2017	Adjustments		Combined
Contract revenue	$273,352,000	$124,595,000	$—		$397,947,000
Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	44,743,000	—	10,736,000	(a)	55,479,000
Subconsultant services and other direct costs	151,919,000	81,732,000	(278,000	)(b)	233,373,000
Total direct costs of contract revenue	196,662,000	81,732,000	10,458,000		288,852,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	36,534,000	—	14,123,000	(c)	50,657,000
Facilities and facility related	4,624,000	—	1,626,000	(c)	6,250,000
Stock-based compensation	2,774,000	—	332,000	(c)	3,106,000
Depreciation and amortization	3,949,000	1,693,000	7,410,000	(d)	13,052,000
Other	15,105,000	36,536,000	(27,949,000	)(e)	23,692,000
Total general and administrative expenses (income)	62,986,000	38,229,000	(4,458,000)		96,757,000
Income (loss) from operations	13,704,000	4,634,000	(6,000,000)		12,338,000
Other income (expense):
Interest income	—	429,000	—		429,000
Interest expense	(111,000)	(2,568,000)	(4,991,000	)(f)	(7,670,000)
Other, net	98,000	2,294,000	(2,294,000	)(g)	98,000
Total other income (expense)	(13,000)	155,000	(7,285,000)		(7,143,000)
Income (loss) before income tax expense	13,691,000	4,789,000	(13,285,000)		5,195,000
Income tax expense (benefit)	1,562,000	127,000	(3,720,000	)(h)	(2,031,000)
Net income (loss)	$12,129,000	$4,662,000	$(9,565,000)		$7,226,000

Earnings per share:
Basic	$1.42				$0.85
Diluted	$1.32				$0.79

Weighted-average shares outstanding:
Basic	8,541,000				8,541,000
Diluted	9,155,000				9,155,000

(a)                   Reflects reclassification from Subconsultant services and other direct costs and Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(b)                   Reflects reclassification to Salaries and wages under Direct costs of contract revenue to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(c)                    Reflects reclassification from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(d)                   Reflects $6.0 million of amortization expenses attributable to intangible assets assumed to be acquired as part of the acquisition and reclassification of $1.4 million from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(e)                    Reflects reclassification to Salaries and wages under Direct costs of contract revenue, Salaries and wages under General and administrative expenses, Facilities and facilities related expenses, Stock-based compensation and Depreciation and amortization to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(f)                     Reflects expected interest expense after repayment of the outstanding debt of Lime Energy in connection with the acquisition and assumed borrowings of $25.0 million under the revolving credit facility and $90.0 million under the Delayed Draw Term Loan Facility to finance the acquisition. The interest expense for borrowings under the New Credit Facilities is based on an expected interest rate of 6.39%, which assumes LIBOR as of October 1, 2018 plus an applicable margin of 4.00% based on Willdan’s expected consolidated leverage ratio after the acquisition of Lime Energy. Borrowings under the New Credit Facilities will bear interest at a rate equal to either, at Willdan’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings or 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin will be based upon Willdan’s consolidated total leverage ratio. A change of 12.5 basis points in the interest rate would change interest expense for the period shown by $144,000.

(g)                    Represents elimination of gain from change in derivative liability from related party due to extinguishment of convertible debt held by a substantial stockholder of Lime Energy in connection with the acquisition.

(h)                   Represents the income tax impact of the pro forma adjustments based on the federal statutory rate of 28.0%.

WILLDAN GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet

	Willdan	Lime
	Group, Inc.	Energy Co.
	Historical	Historical			Willdan
	As of	As of			Group, Inc.
	June 29,	June 30,	Pro Forma		Pro Forma
	2018	2018	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$11,225,000	$2,055,000	$(7,055,000	)(a)	$6,225,000
Accounts receivable, net of allowance for doubtful accounts of $714,000 at June 29, 2018	22,896,000	26,130,000	—		49,026,000
Contract assets	42,410,000	10,320,000	—		52,730,000
Other receivables	777,000	—	—		777,000
Prepaid expenses and other current assets	3,242,000	5,452,000	—		8,694,000
Total current assets	80,550,000	43,957,000	(7,055,000)		117,452,000

Equipment and leasehold improvements, net	5,142,000	3,520,000	—		8,662,000
Goodwill	40,342,000	8,173,000	51,025,000	(b)	99,540,000
Other intangible assets, net	11,201,000	729,000	42,000,000	(c)	53,930,000
Other assets	920,000	1,100,000	—		2,020,000
Deferred income taxes, net of current portion	—	—	—		—
Total assets	$138,155,000	$57,479,000	$85,970,000		$281,604,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,024,000	$12,255,000	—		$26,279,000
Accrued liabilities	24,198,000	15,535,000	—		39,733,000
Contingent consideration payable	4,224,000	—	—		4,224,000
Contract liabilities	6,163,000	661,000	—		6,824,000
Notes payable	—	595,000	(595,000	)(d)	—
Capital lease obligations	237,000	—	—		237,000
Current portion of deferred income taxes	—	—	—		—
Total current liabilities	48,846,000	29,046,000	(595,000)		77,297,000

Contingent consideration payable	3,650,000	—	—		3,650,000
Notes payable	2,000,000	357,000	114,643,000	(e)	117,000,000
Capital lease obligations, less current portion	192,000	—	—		192,000
Deferred lease obligations	631,000	—	—		631,000
Deferred income taxes, net	2,404,000	—	—		2,404,000
Other noncurrent liabilities	468,000	14,029,000	(14,029,000	)(d)	468,000
Total liabilities	58,191,000	43,432,000	100,019,000		201,642,000

Commitments and contingencies		14,708,000	(14,708,000)		—

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $0.01 par value, 40,000,000 shares authorized; 8,857,000 issued and outstanding at June 29, 2018	89,000	1,000	(1,000	)(f)	89,000
Additional paid-in capital	54,216,000	206,002,000	(206,002,000	)(g)	54,216,000
Accumulated earnings (deficit)	25,659,000	(206,662,000)	206,662,000	(h)	25,659,000
Total stockholders’ equity	79,964,000	(659,000)	659,000		79,964,000
Total liabilities and stockholders’ equity	$138,155,000	$57,479,000	$85,970,000		$281,604,000

(a)                   Reflects expected use of cash-on-hand, net of any cash proceeds received from expected borrowings under the New Credit Facilities, to fund the purchase price and transaction expenses related to the acquisition of Lime Energy and elimination of cash-on-hand from Lime Energy’s balance sheet.

(b)                   Reflects the estimated amount of goodwill to be acquired at the date of the acquisition of Lime Energy. Goodwill represents the total excess of the total purchase price over the fair value of the net assets acquired. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill. Residual goodwill at the date of the acquisition of Lime Energy will vary from goodwill presented in the unaudited pro forma condensed combined balance sheet due to changes in the net book value of intangible assets during the period from June 30, 2018 through the date of the acquisition of Lime Energy as well as results of an independent valuation, which has not been completed at the time of this report.

(c)                    Reflects the preliminary estimate of the fair value of the acquired intangible assets. The purchase price allocated to these intangible assets is based on management’s estimate of the fair value of assets purchased, and has not been subject to an independent valuation at the time of this report.

(d)                   Reflects elimination of outstanding debt of Lime Energy prior to closing of the acquisition.

(e)                    Reflects assumed borrowings under the New Credit Facilities entered into in connection with the acquisition of Lime Energy of $25.0 million under the revolving credit facility and $90.0 million under the Delayed Draw Term Loan Facility.

(f)                     Represents the elimination of the historical owners’ equity interest in Lime Energy.

(g)                    Represents the elimination of the historical owners’ equity interest in Lime Energy.

(h)                   Represents the elimination of the retained earnings of Lime Energy.